SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C.  20549

                             FORM 8-K


                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   August 2, 2001



                      THE YORK WATER COMPANY
      (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690               23-1242500
(State or other jurisdiction   (Commission       (I.R.S. Employer
 of incorporation)             File Number)   Identification No.)



130 East Market Street, York, Pennsylvania                  17401
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number including Area Code    717-845-3601




  (Former name or former address, if changed since last report.)

                      THE YORK WATER COMPANY
                             FORM 8-K


ITEM 5.  OTHER EVENTS


       YORK WATER COMPANY ANNOUNCES SETTLEMENT OF RATE CASE


     York, Pennsylvania, August 2, 2001: William T. Morris, President of The York Water Company, announced today that the Company has filed a settlement of its pending rate case with the Pennsylvania Public Utility Commission. The settlement, which is joined in by all active parties, provides for an increase in annual revenues of $800,000.

     The settlement will increase the average residential gravity customer bill from $18.89 per month to $19.65 per month and the average residential repumped customer bill from $23.08 per month to $24.06 per month.

     The settlement must be approved by the presiding
Administrative Law Judge Wayne Weismandel and the Pennsylvania
Public Utility Commission before increased rates become effective.

                            SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      The York Water Company
                                            (Registrant)


Dated:  August 2, 2001           By:
                                     (Jeffrey S. Osman)
                                      Vice President-Finance